Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-4) and related Prospectus of Freeport-McMoRan Copper & Gold Inc. for the registration of:

•	$1,500,000,000 in aggregate principal amount of 2.375% Senior Notes due 2018 and related guarantee,

•	$1,000,000,000 in aggregate principal amount of 3.100% Senior Notes due 2020 and related guarantee,

•	$2,000,000,000 in aggregate principal amount of 3.875% Senior Notes due 2023 and related guarantee, and

•	$2,000,000,000 in aggregate principal amount of 5.450% Senior Notes due 2043 and related guarantee,

and to the incorporation by reference therein of our reports dated February 22, 2013, with respect to the consolidated financial statements and schedule of Freeport-McMoRan Copper & Gold Inc., and the effectiveness of internal control over financial reporting of Freeport-McMoRan Copper & Gold Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Phoenix, Arizona

August 23, 2013